UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2018

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01Entry into a Material Definitive Agreement.

Restructuring Support Agreements

After an extensive private marketing process, beginning in August 2018, Gastar Exploration Inc. (“Gastar”) embarked on a public marketing process to try to address its balance sheet liabilities.  On August 21, 2018, Gastar publicly filed a process letter that again invited proposals and informed the public how any interested party could participate and make a proposal.  The process letter established the bid deadline of October 1, 2018 (the “Bid Deadline”).  Gastar received three bids on the Bid Deadline, none of which provided a basis for repaying Gastar’s indebtedness described below.  Gastar’s board of directors (the “Board”) determined that none of these proposals presented an actionable alternative.

In parallel with the foregoing marketing process, Gastar engaged with funds affiliated with Ares Management LLC (“Ares”) regarding a comprehensive financial restructuring transaction.  On October 26, 2018, Gastar and its subsidiary (collectively, the “Company”) entered into a restructuring support agreement (the “RSA”) with (i) AF V Energy I Holdings, L.P., an affiliate of Ares (the “Consenting Term Lender”) and party to the Third Amended and Restated Credit Agreement, dated March 3, 2017 (as amended, restated, modified, or supplemented form time to time, the “Term Credit Agreement”) (ii) certain holders affiliated with Ares (the “Consenting Noteholders”) of the Company’s Convertible Notes due 2022 issued pursuant to the indenture dated March 3, 2017 (as amended, restated, modified or supplemented from time to time, the “Second Lien Indenture”), by and among Gastar, as issuer, the guarantors specified therein and Wilmington Trust, National Association, as trustee and collateral agent and (iii) certain holders affiliated with Ares (the “Ares Equity Holders” together with the Consenting Term Lender and the Consenting Noteholders, the “Consenting Parties”) of Gastar’s outstanding common shares (the “Existing Common Equity”), to support a restructuring (the “Restructuring”) on the terms set forth in the term sheet annexed to the RSA (the “Restructuring Term Sheet”). The RSA contemplates that the Company will file for voluntary relief under chapter 11 (the “Chapter 11 Cases”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in a United States Bankruptcy Court (the “Bankruptcy Court”) to implement the Restructuring pursuant to a “prepackaged” plan of reorganization (the “Plan”) and the various related transactions set forth in or contemplated by the Restructuring Term Sheet, the DIP Term Sheet (defined below) and the Exit Facility Term Sheet (defined below).  Shortly after entering into the RSA, the Company commenced solicitation of the Plan consistent with section 1126(b) of the Bankruptcy Code, which solicitation the Company anticipates will conclude on or about October 30, 2018.  After the conclusion of such solicitation, the Company intends to commence the Chapter 11 Cases to implement the transactions contemplated by the RSA and Plan.

Pursuant to the terms of the RSA and the Restructuring Term Sheet, the Consenting Parties and other interest holders will receive treatment under the Plan summarized as follows:

•

holders of claims under the DIP Facility (defined below) arising on account of the New Money Loans (defined below) will receive pro rata participation in the First Lien Exit Facility (defined below) in an amount equal to such claims arising on account of New Money Loans;

•

holders of claims under the DIP Facility, other than claims arising on account of the New Money Loans, will receive (a) pro rata participation in the Second Lien Exit Facility (defined below) up to an aggregate amount of $200 million and (b) to the extent any such claims exceed $200 million, such excess will receive a pro rata share of 100% of the common equity in the reorganized Company (the “New Common Equity”);

•

holders of claims under the Term Credit Agreement will receive (a) to the extent there is remaining availability under the Second Lien Exit Facility, pro rata participation in the Second Lien Exit Facility in an equal face amount not to exceed $200 million and (b) to the extent any such claims remain outstanding, their pro rata share of 100% of the New Common Equity, subject to dilution upon the issuance of common stock upon exercise of the New Warrants described below and pursuant to a new management incentive plan to be entered into at the discretion of the board of the reorganized Company following emergence from bankruptcy (the “Management Incentive Plan”);

•

holders of claims under the Second Lien Indenture will receive their  pro rata share of 100% of the New Common Equity, subject to dilution upon the issuance of common stock upon exercise of the New Warrants described below and pursuant to the Management Incentive Plan;

•

holders of claims arising out of any termination of the Company’s hedging or swap arrangements with Cargill, Inc. and NextEra Energy Marketing, LLC (collectively, the “Hedge Parties”) will receive payment in full in cash in monthly installments through December 2019 pursuant to new secured notes;

•	holders of claims arising pursuant to statutory liens will receive payment in full in cash in two equal installments on the effective date of the Chapter 11 Cases and six months following such date;
•	holders of claims arising from general unsecured obligations will receive payment in full in cash as set forth in the Plan;
•

subject to certain conditions, including that such holders not seek official committee status or the appointment of a trustee or examiner, or object to or otherwise oppose the consummation of the Plan, holders of Gastar’s 8.625% Series A Cumulative Preferred Stock and 10.75% Series B Cumulative Preferred Stock (collectively, the “Existing Preferred Equity”) will receive their pro rata share of warrants to purchase 2.5% of the New Common Equity; and

•

subject to certain conditions, including that such holders not seek official committee status or the appointment of a trustee or examiner, or object to or otherwise oppose the consummation of the Plan, holders of the Existing Common Equity will receive their pro rata share of warrants to purchase 2.5% of the New Common Equity (together with the warrants listed in the previous bullet, the “New Warrants”).

In the event that a DIP Toggle Event (as defined in the Restructuring Term Sheet) has occurred, (i) holders of claims arising from general unsecured obligations will receive a pro rata share of the New Common Equity and (ii) all Existing Preferred Equity and Existing Common Equity and Subordinated Securities Claims will be canceled, released, and extinguished without distribution.  The occurrence of a DIP Toggle Event will not affect the other treatments contemplated by the RSA as listed above.

The RSA contains certain covenants on the part of each of the Company and the Consenting Parties, including limitations on the parties’ ability to pursue alternative transactions, commitments by the Consenting Parties to vote in favor of the Plan and commitments of the Company and the Consenting Parties to negotiate in good faith to finalize the documents and agreements governing the Plan. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

Also on October 26, 2018, the Company and the Hedge Parties entered into that certain Hedge Party Restructuring Support Agreement (the “Hedge Party RSA”).  The Hedge Party RSA and term sheet appended thereto provide for the treatment of claims held by Hedge Parties described above.  The Hedge Party RSA contains certain covenants on the part of each of the Company and the Hedge Parties, including commitments by the Hedge Parties to vote in favor of the Plan and commitments of the Company and the Hedge Parties to negotiate in good faith to finalize certain documents and agreements. The Hedge Party RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the Hedge Party RSA.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, certain Consenting Parties and/or their affiliates have agreed to provide, on a committed basis, the Company with superpriority debtor-in-possession financing (the “DIP Facility”) on the terms set forth in the term sheet attached to the RSA (the “DIP Term Sheet”). The DIP Term Sheet provides that, among other things:

•

the DIP Facility shall be comprised of term loans in an aggregate amount of approximately $383.9 million, consisting of $100 million of new money loans (the “New Money Loans”) and approximately $283.9 million of refinanced term loan obligations outstanding under the Term Credit Agreement;

•

upon entry of and subject to a Bankruptcy Court order granting interim approval of the DIP Facility and subject to the satisfaction or waiver of additional conditions precedent, up to $15 million of the New Money Loans (the “Interim DIP Tranche”) may be drawn by the Company upon three business days’ notice in one or more draws in an amount that is not less than $2.5 million for the initial draw and not less than $500,000 for each subsequent draw (or, if less, the entire amount of the unused balance of the Interim DIP Tranche);

•

upon entry of and subject to a Bankruptcy Court order granting final approval (the “Final Order”) of the DIP Facility, and subject to the satisfaction or waiver of additional conditions precedent and an approved budget, up to $100 million of New Money Loans, minus any amounts of New Money Loans previously drawn by the Company prior to such date (the resulting amount, the “Final DIP Tranche”) may be drawn by the Company upon three business days’ notice in one or more draws in an amount not less than $500,000 for each draw (or, if less, in the entire amount of the unused balance of the Final DIP Tranche);

•

upon entry of and subject to the Final Order and subject to the satisfaction or waiver of additional conditions precedent, including the Company having demonstrated to the reasonable satisfaction of the DIP Lenders acting in good faith, the bona fide need for additional liquidity to preserve lease operating rights in response to actions taken or proposed to be taken by third parties, an amount equal to $100 million minus the amount of New Money Loans previously drawn by the Company prior to such date (the resulting amount, the “Reserve DIP Tranche”) may be drawn by the Company upon three business days’ notice in one or more draws in an amount not less than $500,000 for each draw (or, if less, in the entire amount of the unused balance of the Reserve DIP Tranche); and

•

subject to entry of the Final Order, approximately $283.9 million in outstanding term loan obligations consisting of principal and accrued and unpaid interest under the Term Credit Agreement as of the date of the commencement of the Chapter 11 Cases will be repaid from the loans (not constituting New Money Loans) funded under the DIP Facility.

The DIP Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the DIP Facility, as approved by the Bankruptcy Court.

Exit Financing

In connection with the Chapter 11 Cases, certain Consenting Parties and/or their affiliates have agreed to provide, on a committed basis, the Company with an exit financing term loan facility (the “Exit Facility”) on the terms set forth in the term sheet attached to the RSA (the “Exit Facility Term Sheet”). The Exit Facility Term Sheet provides for, among other things, (a) a $100 million secured delayed draw term loan facility (the “First Lien Exit Facility”) comprised of (i) term loans consisting of New Money Loans funded under the DIP Facility and deemed funded under the First Lien Exit Facility on the effective date of the Plan and (ii) term loan commitments consisting of an amount equal to any undrawn commitment under the DIP Facility and (b) a secured term loan facility (the “Second Lien Exit Facility”) comprised of up to $200 million (as may be reduced by the Exit Lenders in their sole discretion on or prior to the effective date of the Plan), in aggregate principal amount of term loans deemed funded on the effective date of the Plan and consisting of DIP Claims and Term Loan Claims (each as defined in the RSA), as applicable (the loans under the First Lien Exit Facility and the Second Lien Exit Facility, collectively, the “Exit Loans”). The Exit Loans may not be reborrowed once repaid.

The Exit Facility is subject to customary closing conditions and approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the Exit Facility Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the Exit Facility, as approved by the Bankruptcy Court.

Although the Company intends to pursue the restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

The foregoing descriptions of the RSA, including the Restructuring Term Sheet the DIP Term Sheet and the Exit Facility Term Sheet attached thereto, and the Hedge Party RSA, are qualified by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement

On October 25, 2018, the Board terminated the Company’s Amended and Restated Change of Control Severance Agreement (the “CIC Plan”), dated as of February 15, 2008, as amended, which provided for severance payments to certain employees of the Company upon certain changes in control.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the captions “Debtor-in-Possession Financing” and “Exit Financing” in Item 1.01 above are incorporated into this Item 2.03 by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements

On October 25, 2018, Gastar entered into an amendment (the “Roberts Amendment”) to its employment agreement with Stephen Roberts effective as of September 7, 2018 (the “Roberts Agreement”).  The Roberts Amendment amends the Roberts Agreement to provide that he will not be eligible for any benefits under the CIC Plan and that Mr. Roberts has no further rights under the CIC Plan.

On October 25, 2018, Gastar entered into an amendment (the “Gerlich Amendment”) to its employment agreement with Michael Gerlich effective as of September 10, 2018 (the “Gerlich Agreement”).  The Gerlich Amendment amends the Gerlich Agreement to specify that (i) the Company ceasing to be a publicly traded company will not constitute “Good Reason” under the Gerlich Agreement and (ii) the acquisition of a controlling interest resulting from the Chapter 11 Cases or by Ares or its affiliates will not constitute a “Change of Control” under the Gerlich Agreement.  The Gerlich Amendment further provides that he will not be eligible for any benefits under the CIC Plan and that Mr. Gerlich has no further rights under the CIC Plan.

Amendments to Retention Bonus Agreements

On October 25, 2018, Gastar entered into amendments (the “Retention Bonus Amendments”) to the retention bonus agreement letters (the “Retention Bonus Letters”), dated August 31, 2018, by and between Gastar and each of Mr. Roberts, Mr. Gerlich and Jerry Schuyler.  The Retention Bonus Amendments amend each of the respective Retention Bonus Letters to specify that the definition of “Change in Control” therein does not include a change of control resulting from the acquisition of a controlling interest from the Chapter 11 Cases or an acquisition by Ares or its affiliates.  In addition, the Retention Bonus Amendments with Mr. Gerlich and Mr. Roberts provide that 100% of the retention bonus is repayable by the employee if he terminates employment without Good Reason or if the Company terminates his employment without Cause (as such terms are defined in the Retention Bonus Letters) prior to February 28, 2019, and 50% of the retention bonus is payable by the employee if such a termination occurs between February 28, 2019 and April 30, 2019.

The foregoing descriptions of the Roberts Amendment, the Gerlich Amendment and the Retention Bonus Amendments is qualified by reference to the full text of each such agreement, copies of which are filed herewith as Exhibit 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and incorporated herein by reference.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

The Company issued a press release on October 26, 2018 announcing entry into the RSA. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included in Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document

10.1	Restructuring Support Agreement.
10.2	Hedge Party Restructuring Support Agreement.
10.3	Employment Agreement Amendment, by and between Gastar Exploration Inc. and Stephen Roberts, executed October 25, 2018.
10.4	Employment Agreement Amendment, by and between Gastar Exploration Inc. and Michael A. Gerlich, executed October 25, 2018.
10.5	Retention Bonus Agreement Amendment, by and between Gastar Exploration Inc. and Stephen Roberts, executed October 25, 2018.
10.6	Retention Bonus Agreement Amendment, by and between Gastar Exploration Inc. and Michael A. Gerlich, executed October 25, 2018.
10.7	Retention Bonus Agreement Amendment, by and between Gastar Exploration Inc. and Jerry Schuyler, executed October 25, 2018.
99.1	Press Release, dated October 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2018	GASTAR EXPLORATION INC.

	By:	/s/ Michael A. Gerlich
Michael A. Gerlich
Senior Vice President and Chief Financial Officer